UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

Coastal Carolina Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	333-152331	33-1206107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2305 Oak Street Myrtle Beach, South Carolina		29577
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (843) 839-2265

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On May 23, 2012, of 2,188,000 shares outstanding and entitled to vote at our annual meeting, 1,542,223 shares were present in person or by proxy, representing approximately 70.49% of the issued and outstanding shares, and the following matters were voted upon and approved by our shareholders at the 2012 Annual Meeting:

1.	the election of seven Class III directors to our Board of Directors; and

2.	the ratification of the appointment of Elliott Davis, LLC as our independent auditor for the fiscal year ending December 31, 2012.

The following is a summary of the voting results for each matter presented to the shareholders:

Election of Directors

Class III

Name	Votes For	Votes Withheld	Broker Non-Votes
J. Egerton Burroughs	1,361,484	78,589	102,150
Marsha W. Griffin	1,354,284	85,789	102,150
L. Morgan Martin	1,366,784	73,289	102,150
Dennis L. Wade	1,366,784	73,289	102,150
Chester A. Duke	1,361,484	78,589	102,150
Benjy A. Hardee	1,323,884	116,189	102,150
John L. Napier	1,366,784	73,289	102,150

Ratification of the Appointment of Elliott Davis

Votes For	Votes Against	Votes Abstained
1,534,723	—	7,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL CAROLINA BANCSHARES, INC.

Dated: May 24, 2012	By:	/s/ Dawn Kinard
Name: Dawn Kinard
Title: Senior Vice President and Chief Financial Officer